Exhibit 23.1

CONSENT OF PRYOR CASHMAN SHERMAN & FLYNN LLP

We hereby consent to the reference to us under the heading "Legal Matters" in the Post-Effective Amendment No. 2 to Mack-Cali Realty Corporation's Registration Statement on Form S-8 (File No. 333-100244).

/s/ PRYOR CASHMAN SHERMAN & FLYNN LLP

New York, New York

March 24, 2005